UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

QUANTUM X, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56065	33-4429767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Piping Rock Road Locust Valley, New York	11560
(Address of Principal Executive Offices)	(Zip Code)

(516) 384-2577

(Registrant's telephone number, including area code)

Two Hands Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 8.01 Other Events.

As previously reported in the Current Report on Form 8-K filed by Quantum X, Inc., formerly known as Two Hands Corporation (the “Company”), with the Securities and Exchange Commission on July 23, 2026, the Company filed a Certificate of Amendment to its Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware on July 8, 2026, to change the Company’s name from Two Hands Corporation to Quantum X, Inc. (the “Name Change”). In connection with the Name Change, the Company submitted a corporate action notification to the Financial Industry Regulatory Authority (“FINRA”) and requested a change of its trading symbol.

FINRA has completed its review of the Name Change. On September 11, 2026, FINRA announced the Name Change, together with a change of the Company’s trading symbol from “TWOH” to “QUTX” (the “Symbol Change”), on its Daily List. The Name Change and the Symbol Change became effective in the over-the-counter market at the open of trading on September 14, 2026. The Company’s common stock now trades under the symbol “QUTX.”

The Name Change and the Symbol Change do not affect the rights of the Company’s stockholders. Stockholders are not required to take any action in connection with the Name Change or the Symbol Change, and outstanding stock certificates bearing the Company’s former name continue to be valid and do not need to be exchanged.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Location
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM X, INC.

Dated: September 14, 2026	By:	/s/ Emil Assentato
Emil Assentato
Chief Executive Officer

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